UNDERWRITING AGREEMENT

      This Agreement, dated as of the 1st day of August, 1995, made by and between IAA Trust Asset Allocation Fund, Inc. (the "Asset Allocation Fund"), a corporation duly organized under the laws of the state of Maryland and operating as a registered investment company under the Investment Company Act of 1940, as amended (the "Act"); IAA Trust Company ("IAA Trust"), a corporation duly organized and existing under the laws of the State of Illinois; and Fund/Plan Broker Services, Inc. ("Fund/Plan"), a corporation duly organized and existing under the laws of the State of Delaware (collectively, the "Parties").

                                WITNESSETH THAT:

      WHEREAS, IAA Trust has been appointed investment advisor (the "Advisor") to the Asset Allocation Fund; and

      WHEREAS, Fund/Plan is a broker-dealer registered with the U.S. Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

      WHEREAS, the Parties are desirous of entering into an agreement providing for the distribution by Fund/Plan of the shares of the Asset Allocation Fund (the "Shares");

      NOW, THEREFORE, in consideration of the promises and agreements of the Parties contained herein and in exchange of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Appointment.

      The Asset Allocation Fund hereby appoints Fund/Plan as its exclusive agent for the distribution of the Shares in the fifty United States of America, the District of Columbia and Puerto Rico, and Fund/Plan hereby accepts such appointment under the terms of this Agreement. The Asset Allocation Fund agrees that it will not sell any shares to any person except to fill orders for the shares received through Fund/Plan; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with the Asset Allocation Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by the Asset Allocation Fund; (b) to shares which may be offered by the Asset Allocation Fund to its stockholders for reinvestment of cash distributed from

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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      capital gains or net investment income of the Asset Allocation Fund; or
      (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Asset Allocation Fund's Prospectus. Notwithstanding any other provision hereof, the Asset Allocation Fund may terminate, suspend, or withdraw the offering of the Shares whenever in its sole discretion, it deems such action to be desirable.

2.    Sale and Repurchase of Shares.

      (a) Fund/Plan is hereby granted the right as agent for the Asset Allocation Fund, to sell Shares to the public against orders therefor at the public offering price (as defined in sub-paragraph 2.(c) below).

      (b) Fund/Plan will also have the right to take, as agent for the Asset Allocation Fund, all actions which, in Fund/Plan's judgment, are necessary to carry into effect the distribution of the Shares.

      (c) The public offering price shall be the net asset value of the Shares then in effect.

      (d) The net asset value of the Shares shall be determined in the manner provided in the then current prospectus and statement of additional information relating to the Shares and when determined shall be applicable to all transactions as provided in the prospectus. The net asset value of the Shares shall be calculated by the Asset Allocation Fund or by another entity on behalf of the Asset Allocation Fund. Fund/Plan shall have no duty to inquire into or liability for the accuracy of the net asset value per Share as calculated.

      (e) On every sale, the Asset Allocation Fund shall receive the applicable net asset value of the Shares promptly.

      (f) Upon receipt of purchase instructions, Fund/Plan will transmit such instructions to the Asset Allocation Fund or its transfer agent for registration of the Shares purchased.

      (g) Nothing in this Agreement shall prevent Fund/Plan or any affiliated person (as defined in the Act) of Fund/Plan from acting as underwriter or distributor for any other person, firm or corporation (including other investment companies) or in any way limit or restrict Fund/Plan or such affiliated person from buying, selling, or trading any securities for its or

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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            their own account or for the accounts of others for whom it or they may be acting; provided, however, that Fund/Plan expressly agrees that it will not for its own account purchase any shares of the Asset Allocation Fund except for investment purposes and that it will not for its own account sell any such shares except by redemption of such shares by the Asset Allocation Fund, and that it will not undertake any activities which, in its judgment, will adversely affect the performance of its obligations to the Asset Allocation Fund under this Agreement.

      (h) Fund/Plan may repurchase Shares at such prices and upon such terms and conditions as shall be specified in the Prospectus.

3.    Rules of Sale of Shares.

      Fund/Plan does not agree to sell any specific number of Shares. Fund/Plan, as Underwriter for the Asset Allocation Fund, undertakes to sell Shares on a best efforts basis and only against orders received therefor. The Asset Allocation Fund reserves the right to terminate, suspend or withdraw the sale of its Shares for any reason deemed adequate by it and the Asset Allocation Fund reserves the right to refuse at any time or times to sell any of its Shares to any person for any reason deemed adequate by it.

4.    Rules of NASD.

      (a) Fund/Plan will conform to the Rules of Fair Practice of the NASD and the securities laws of any jurisdiction in which it directly or indirectly sells any Shares.

      (b) Fund/Plan will require each dealer with whom Fund/Plan has a selling agreement to conform to the applicable provisions of the Prospectus, with respect to the public offering price of the Shares, and Fund/Plan shall not cause the Asset Allocation Fund to withhold the placing of purchase orders so as to make a profit thereby.

      (c) The Asset Allocation Fund and IAA Trust agree to furnish to Fund/Plan sufficient copies of any and all: agreements, plans, communications with the public or other materials which the Asset Allocation Fund or IAA Trust intends to use in connection with any sales of Shares in adequate time for Fund/Plan to file and clear such materials with the proper authorities before they are put in use. Fund/Plan and the Asset Allocation Fund or IAA Trust

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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            may agree that any such material does not need to be filed prior to distribution. In addition, the Asset Allocation Fund and IAA Trust agree not to use any such materials until so filed and cleared for use by appropriate authorities as well as by Fund/Plan.

      (d) Fund/Plan, at its own expense, will qualify as a dealer or broker, or otherwise, under all applicable state or federal laws required in order that the Shares may be sold in such states as may be mutually agreed upon by the Parties.

      (e) Fund/Plan shall remain registered with the U.S. Securities and Exchange Commission and a member of the National Association of Securities Dealers for the term of this Agreement.

      (f) Fund/Plan shall not, in connection with any sale or solicitation of a sale of the Shares, make or authorize any representative, Service Organization, broker or dealer to make, any representations concerning the Shares except those contained in the Prospectus covering the Shares and in communications with the public or sales materials approved by Fund/Plan as information supplemental to such Prospectus. Copies of the Prospectus will be supplied by the Asset Allocation Fund or IAA Trust to Fund/Plan in reasonable quantities upon request.

5.    Records to be Supplied by the Asset Allocation Fund.
      The Asset Allocation Fund shall furnish to Fund/Plan copies of all information, financial statements and other papers which Fund/Plan may reasonably request for use in connection with the distribution of the Shares including, but not limited to, one certified copy of all financial statements prepared for the Asset Allocation Fund by its independent public accountants.

6.    Expenses.

      (a)   The Asset Allocation Fund will bear the following expenses:

            (i) preparation, setting in type, and printing of sufficient copies of the prospectuses and statements of additional information for distribution to shareholders, and the distribution of same to the shareholders;

            (ii) preparation, printing, and distribution of reports and other communications to shareholders;

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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            (iii) registration of the Shares under the federal securities laws;

            (iv) qualification of the Shares for sale in the jurisdictions as directed by the Asset Allocation Fund;

            (v) maintaining facilities for the issue and transfer of the Shares;

            (vi) supplying information, prices, and other data to be furnished by the Asset Allocation Fund under this Agreement; and

            (vii) any original issue taxes or transfer taxes applicable to the sale or delivery of the Shares or certificates therefor.

      (b) Underwriter will pay expenses incident to the sale and distribution of the Shares sold hereunder to the extent that payment of such expenses is made by the Fund pursuant to a Distribution Plan as set forth under Rule 12b-1 of the Investment Company Act of 1940, as amended. All expenses in excess of those monies paid pursuant to the Distribution Plan will be paid by the Advisor.

      (c) The Underwriter will provide a report to the Asset Allocation Fund regarding the Distribution Plan under Rule 12b-1 on a quarterly basis. The report will identify accruals, expenditures and trail commission payments.

7.    Term.

      (a) The term of this Agreement shall commence on the date hereinabove first written ("Effective Date").

      (b) This Agreement shall remain in effect for two (2) years from the Effective Date. This Agreement shall continue thereafter for periods not exceeding one (1) year if approved at least annually (i) by a vote of a majority of the outstanding voting securities of each Series or by a vote of the Board of Directors of the Asset Allocation Fund, and (ii) by a vote of a majority of the Directors of the Asset Allocation Fund who are not interested persons or parties to this Agreement (other than as Directors of the Asset Allocation Fund), cast in person at a meeting called for the purpose of voting on such approval.

      (c) This Agreement (i) may at any time be terminated without the payment of any penalty, either by a vote of the Directors of the Asset Allocation Fund or by a vote of a majority of the outstanding voting securities on sixty (60) days' written notice to Fund/Plan; and (ii) may be terminated by Fund/Plan on sixty (60) days' written notice to the Asset Allocation Fund.

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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      (d)   This Agreement shall automatically terminate in the event of its assignment or upon the termination of the Administration Agreement between Fund/Plan Services, Inc., and the Asset Allocation Fund.

8.    Indemnification of Fund/Plan by IAA Trust.

      IAA Trust will indemnify and hold Fund/Plan harmless for the actions of IAA Trust's employees registered with the NASD as Fund/Plan representatives and will undertake to maintain compliance with all rules and regulations concerning any and all sales presentations made by such employees.

9.    Liability of Fund/Plan.

      (a) Fund/Plan, its directors, officers, employees, shareholders and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Asset Allocation Fund in connection with the performance of this Agreement, except a loss resulting from a breach of Fund/Plan's obligation pursuant to
            Section 4 of this Agreement, a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of Fund/Plan in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (b) The Asset Allocation Fund agrees to indemnify and hold harmless Fund/Plan against any and all liability, loss, damages, costs or expenses (including reasonable counsel fees) which Fund/Plan may incur or be required to pay hereafter, in connection with any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which Fund/Plan may be involved as a party or otherwise or with which Fund/Plan may be threatened, by reason of the offer or sale of the Asset Allocation Fund shares by persons other than Fund/Plan or its representatives.

      (c) Any person, even though also a director, officer, employee, shareholder or agent of Fund/Plan, who may be or become an officer, director, trustee, employee or agent of the Asset Allocation Fund, shall be deemed, when rendering services to the Asset Allocation Fund or acting on any business of the Asset Allocation Fund (other than services or business in connection with Fund/Plan's duties hereunder), to be rendering such services to or acting solely for the Asset Allocation Fund and

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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            not as a director, officer, employee, shareholder or agent, or one under the control or direction of Fund/Plan even though receiving a salary from Fund/Plan.

      (d) The Asset Allocation Fund agrees to indemnify and hold harmless Fund/Plan, and each person, who controls Fund/Plan within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigative, legal and other expenses incurred in connection therewith) to which they, or any of them, may become subject under the Act, the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a prospectus, statement of additional information, supplement thereto, sales literature or other written information prepared by the Asset Allocation Fund and furnished by the Asset Allocation Fund to Fund/Plan for Fund/Plan's use hereunder, disseminated by the Asset Allocation Fund or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall not, however, inure to the benefit of Fund/Plan (or any person controlling Fund/Plan) on account of any losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arising from the sale of the shares of the Asset Allocation Fund to any person by Fund/Plan (i) if such untrue statement or omission or alleged untrue statement or omission was made in the prospectus, statement of additional information, or supplement, sales or other literature, in reliance upon and in conformity with information furnished in writing to the Asset Allocation Fund by Fund/Plan specifically for use therein or (ii) if such losses, claims, damages, or liabilities arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission found in any prospectus, statement of additional information, supplement, sales or other literature, subsequently corrected, but, negligently distributed by Fund/Plan and a copy of the corrected prospectus was not delivered to such person at or before the confirmation

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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            of the sale to such person.

            Underwriter agrees to indemnify and hold harmless the Fund, each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement of a material fact contained in a Prospectus or Statement of Additional Information or any supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if based upon information furnished to the Fund by the Underwriter in writing specifically for use therein.

      (e) Fund/Plan shall not be responsible for any damages, consequential or otherwise, which IAA Trust or the Asset Allocation Fund may experience, due to the disruption of the distribution of Shares caused by any action arising out of the actions or inactions of any registered representative or affiliate of Fund/Plan.

10.   Amendments.

      No provision of this Agreement may be amended or modified, in any manner whatsoever except by a written agreement properly authorized and executed by the Parties.

11.   Section Headings.

      Section and Paragraph headings are for convenience only and shall not be construed as part of this Agreement.

12.   Reports.

      Fund/Plan shall prepare reports for the Board of Directors of the Asset Allocation Fund on a quarterly basis showing such information as from time to time shall be reasonably requested by such Board.

13.   Severability.

      If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid provided that the basic agreement is not thereby

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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      substantially impaired.

14.   Governing Law.

      This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

15.   Authority to Execute

      The Parties represent and warrant that the execution and delivery of this Agreement by the undersigned officers of the Parties has been duly and validly authorized by resolution of the respective Boards of Directors or each of the Parties.

16. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of nine typewritten pages to be signed by their duly authorized officers, as of the day and year first above written.

                                        IAA Trust Company

                                        ____________________________________
                                        By:         Gary E. Mede
                                                    Vice President

                                        IAA Trust Asset Allocation Fund, Inc.

                                        ____________________________________
                                        By:         Richard M. Miller
                                                    Vice President

                                        Fund/Plan Broker Services, Inc.

                                        ____________________________________
                                        By:  Kenneth J. Kempf,
                                               President

     Underwriting Agreement between IAA Trust Asset Allocation Fund, Inc., and Fund/Plan Broker Services, Inc.
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